UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 27, 2026

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices) (Zip Code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 27, 2026, Caesars Entertainment, Inc., a Delaware corporation (the “Company”), Fertitta Gaming Holdco, LLC, a Texas limited liability company (“Parent”), Empire Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), Landry’s Fertitta, LLC, a Texas limited liability company (“Parent Guarantor”) solely for the purposes of Section 9.14 therein, and Hospitality Headquarters, Inc., a Texas corporation, solely for the purposes of Section 9.14(j) therein, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and direct wholly owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Board”) has (a) determined that it is fair to, and in the best interests of, the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (b) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger (collectively, the “Transaction”) and (c) resolved to recommend the adoption of the Merger Agreement by the stockholders of the Company (“Company Stockholders”) and to submit the Merger Agreement to the Company Stockholders for adoption. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (“Effective Time”), each share of common stock, par value $0.00001 per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, Parent Rollover Shares and shares of Company Common Stock (a) held in treasury of the Company or owned by any of the Company’s wholly owned subsidiaries and (b) each share of Company Common Stock contributed by the Rollover Stockholders pursuant to the Rollover Agreements (such shares, “Rollover Shares” and clauses (a) and (b) together, the “Excluded Shares”)) will be converted automatically into the right to receive an amount in cash equal to the sum of (i) $31.00 and (ii) if the Closing Date has not occurred as of June 26, 2027 (the “Ticking Fee Date”), an amount equal to (A) $0.007150 multiplied by (B) the number of days during the period beginning on (and including) the first calendar day of the month following the Ticking Fee Date and ending on (and including) the day immediately prior to the Closing Date (such sum, the “Merger Consideration”), in each case without interest thereon and subject to any applicable withholding tax in accordance with the Merger Agreement. The Parent Rollover Shares will be automatically converted into shares of common stock of the Surviving Corporation.

Rollover Agreement

Recreational Enterprises, Inc., a Nevada corporation owned by members of the Carano family and which owns approximately 5% of the outstanding shares of Company common stock (“Recreational Enterprises”), has agreed to roll a portion of its equity interests into Fertitta Entertainment.

Treatment of Equity Awards

The Merger Agreement also provides that, at the Effective Time, by virtue of the Merger:

(a)

Each restricted stock unit award granted under the Company’s stock plan (subject to specifications in the Merger Agreement) (“Company RSU Award”), whether vested or unvested, that is outstanding immediately prior to the Effective Time, will be fully cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the aggregate number of shares of Company Common Stock subject to such Company RSU Award, multiplied by (b) the Merger Consideration.

(b)

Each restricted stock unit award subject to performance or market-based vesting conditions granted under the Company’s stock plan (subject to specifications in the Merger Agreement) (“Company PSU Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the number of restricted units underlying such Company PSU Award (subject to specifications in the Merger Agreement), multiplied by (b) the Merger Consideration.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations, warranties and covenants from each of the Company and Parent, including representations and warranties from the Company regarding organization and standing, capitalization, authority, regulatory approvals, financial statements, absence of certain changes, litigation, compliance with laws, material contracts, real property, environmental matters, employee benefit plans and labor matters, taxes, takeover laws, intellectual property, insurance, and internal controls and its present debt financing and covenants obligating the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and to use reasonable best efforts to cooperate in seeking regulatory approvals and to not engage in certain specified activities without Parent’s prior consent.

Non-Solicitation; Go-Shop and No-Shop

From signing until July 11, 2026 (the “No Shop Period Start Date,” and such period, the “Go Shop Period”), the Company, its Subsidiaries and its Representatives may, directly or indirectly: (a) solicit, initiate, propose, encourage or facilitate Alternative Proposals; (b) furnish or afford access of non-public information to any third party (and its representatives and prospective financing sources) pursuant to an acceptable confidentiality agreement; (c) continue, enter into, maintain, participate in or engage in discussions or negotiations with any third party with respect to an Alternative Proposal; or (d) otherwise cooperate with or facilitate any such proposals, including by granting limited waivers of standstill provisions. A third party that submits a bona fide written Alternative Proposal during the Go Shop Period that the Board determines in good faith (after consultation with its outside counsel and financial advisors) constitutes, or would reasonably be expected to lead to, result in or constitute, a Superior Proposal (an “Excluded Party”) may continue to engage with the Company after the No Shop Period Start Date until the earliest of (i) the withdrawal, termination or expiration of such third party’s Alternative Proposal, (ii) a Board determination that such Alternative Proposal no longer constitutes or would reasonably be expected to lead to a Superior Proposal, or (iii) 5:00 p.m. (Pacific time) on the 75th day following the No Shop Period Start Date.

From and after the No Shop Period Start Date and until the earlier of the Effective Time or termination of the Merger Agreement, the Merger Agreement prohibits the Company from soliciting competing acquisition proposals. However, subject to customary exceptions and limitations, prior to receiving stockholder approval, the Company may furnish non-public information to, and engage in discussions or negotiations with, a third party that makes a bona fide, unsolicited written Alternative Proposal if the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that such Alternative Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, and that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

Pursuant to the terms of the Merger Agreement, the Company has agreed to prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Merger Agreement and the Merger be adopted and approved by the Company’s stockholders at a special meeting of the Company’s stockholders (the “Company Recommendation”). However, subject to the satisfaction of certain terms and conditions more fully described in the Merger Agreement, prior to the time stockholder approval is obtained, the Board may (a) change the Company Recommendation in response to a Superior Proposal or a Company Intervening Event (as defined in the Merger Agreement), or (b) terminate the Merger Agreement and concurrently enter into a definitive agreement with respect to a Superior Proposal, in each case, if the Board has determined in good faith (after consultation with its outside financial advisors and outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

Conditions to the Transaction

Each of the Company and Parent’s obligation to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including, among others, approval of the Merger by the holders of at least a majority of all of the outstanding shares of Company Common Stock, the expiration or termination of any applicable waiting period under the HSR Act, and the receipt of certain gaming regulatory approvals.

Termination Fees; End Date

The Merger Agreement contains customary termination rights, including the right of any party to terminate if the Effective Time has not occurred by May 27, 2027 (the “Initial End Date”); provided that the Initial End Date will be automatically extended to August 27, 2027 (the “First Extended End Date”) and the First Extended End Date shall be automatically extended to November 27, 2027 if, as of the Initial End Date and First Extended End Date, as applicable, all conditions precedent, other than the expiration of the waiting period under the HSR Act and/or receipt of certain required gaming approvals, have been satisfied or are capable of being satisfied.

Upon termination of the Merger Agreement under certain circumstances, including if the Merger Agreement is terminated and prior to such termination, an Alternative Proposal has been made to the Company or publicly announced and not publicly withdrawn and, within twelve (12) months after the date of such termination, the Company or any of its subsidiaries (a) consummates a transaction that is an Alternative Proposal, (b) enters into a definitive agreement with a Third Party with respect to a transaction that is an Alternative Proposal, or (c) the board of directors of the Company approves or recommends any Alternative Proposal to Company Stockholders and the transaction contemplated under such definitive agreement with respect to such Alternative Proposal is subsequently consummated (regardless of whether the consummation occurs within such twelve (12) month period), the Company will be required to pay Parent a termination fee of $200,000,000. However, if the Merger Agreement is terminated (1) prior to the No Shop Period Start Date by either the Company to enter into a Superior Proposal or by Parent in the event that the Board changes the Company Recommendation in response to a Superior Proposal or (2) by the Company to enter into a Superior Proposal with any Excluded Party, then the Company will instead be required to pay Parent a termination fee of $100,000,000.

In addition, Parent will be required to pay the Company a reverse termination fee of $450,000,000 under certain circumstances, including if either Parent or the Company terminates the Merger Agreement due to (a) there being any Law relating to Antitrust Law or Gaming Law prohibiting, permanently restraining, permanently enjoining or rendering unlawful the consummation of the Merger or (b) the End Date occurring and at such time all conditions except the regulatory approval conditions having been satisfied (or capable of being satisfied).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement as of the specific dates therein; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. The Company’s disclosure schedules contain information that has been included in the Company’s prior public disclosures as well as non-public information. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the Merger, as well as in the other filings that the Company makes with the SEC from time to time.

Financing Commitments

Parent has delivered to the Company fully executed debt commitment letters pursuant to which financing sources thereto have committed to provide debt financing in an aggregate amount that, together with available cash on hand of Parent, Merger Sub, the Company and its Subsidiaries as of Closing Date, will be sufficient to pay all amounts payable in connection with the Merger, including (a) the Merger Consideration, (b) payments required in connection with Company Equity Awards, and (c) any other payments required to be made in order for the Closing to occur and all related fees, costs and expenses. In the event any portion of the debt financing necessary to fund such amounts becomes unavailable, Parent is required to promptly notify the Company and to use reasonable best efforts to arrange alternative financing on financial terms no less favorable in the aggregate and other terms not materially less favorable in the aggregate and in an amount sufficient, when taking into account available cash on hand of Parent, Merger Sub, the Company and its Subsidiaries as of the Closing Date, to consummate the Merger.

As material inducement to the Company to enter into the Merger Agreement, the Parent Guarantor absolutely, fully, irrevocably and unconditionally guarantees the full, complete and timely payment and performance of all of Parent and Merger Sub’s obligations. The Parent Guarantor shall take all actions necessary or advisable, in its control, to ensure it complies and causes its Subsidiaries to comply with such obligations.

Voting and Support Agreement

Concurrently with entry into the Merger Agreement, Parent has entered into a voting and support agreement (the “Voting and Support Agreement”) with Recreational Enterprises, under which such Company Stockholder agreed, among other things, to vote its shares of Company Common Stock in favor of the adoption of the Merger Agreement and the approval of the Merger and agreed to certain transfer restrictions with respect to such shares. The Voting and Support Agreement will terminate upon certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms.

Nasdaq Delisting

If the Merger is consummated, the Company intends to delist its Company Common Stock from Nasdaq and deregister the Company Common Stock under the Exchange Act, as promptly as practicable following the Effective Time.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Merger Sub. The Company intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the definitive proxy statement or any other document which the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain a copy of the definitive proxy statement and other relevant documents filed by the Company without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Caesars Entertainment, Inc. by mail at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, Attention: Investor Relations, by telephone at (800) 318-0047, or by going to the Investors page on Caesars’ corporate website at investor.caesars.com.

Certain Information Regarding Participants

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in respect of the proposed transaction under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction will be set forth in the Company’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by the Company’s stockholders. You may also find additional information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 17, 2026, the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 23, 2026, and, to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the definitive proxy statement in its entirety when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the context of the statement and generally arise when the Company or its management is discussing its beliefs, estimates or expectations, including statements regarding the proposed transaction, the ability of the Company and Parent to complete the proposed transaction, the expected timing thereof, the anticipated financing of the proposed transaction, required regulatory approvals, and statements regarding the future prospects of the Company and its business following the completion of the proposed transaction. These forward-looking statements are based on the current expectations of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should,” “will”, “goal”, “may”, “intend” or similar words intended to identify information that is not historical in nature. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include: (a) risks related to the combination of the Company and Parent and the integration of their respective businesses and assets; (b) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (c) the risk that the financing required to fund the proposed transaction is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction, such as the ability of the Company to maintain relationships with its customers, suppliers and others with whom it does business; (e) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against the Company and/or its directors, executive officers or other related persons; (f) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the two companies; (g) conditions imposed on the companies in order to obtain required regulatory approvals; (h) uncertainties in the global economy and credit markets and its potential impact on Parent’s ability to finance the proposed transaction; (i) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (j) disruption of the Company’s current plans and operations or diversion of management’s attention from ongoing business operations and opportunities; (k) the ability to retain and hire certain key employees of the Company; (l) risks associated with increased leverage from the proposed transaction; (m) changes in the value of the Company’s common stock between the date of the Merger Agreement and the closing of the proposed transaction or that the Company’s stock price may decline significantly if the proposed transaction is not consummated; (n) competitive responses to the proposed transaction; (o) legislative, regulatory and economic developments; (p) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (q) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (r) the effect of the announcement of the proposed transaction on the Company’s operating results and business generally; (s) other factors that could affect the Company’s business such as, without limitation, changes in national, regional and local economic and market conditions, legislative and regulatory matters, increases in gaming taxes and fees in the jurisdictions in which we operate, litigation, increased competition, reliance on key personnel, our ability to comply with covenants in our debt instruments, terrorist incidents, natural disasters, severe weather conditions (including weather or road conditions that limit access to our properties), the effects of environmental and structural building conditions, the effects of disruptions to our information technology and other systems and infrastructure and factors affecting the gaming, entertainment and hospitality industries generally; (t) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time or at all and (u) those additional risks and factors discussed in reports filed by the Company with the SEC from time to time, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recently filed report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended March 31, 2026. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K (this “Current Report”) speak only as of the date of this Current Report. These factors are difficult to anticipate and are generally beyond the control of the Company. The Company does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 7.01. Regulation FD Disclosure.

On May 28, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents are herewith furnished or filed as exhibits to this report:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 27, 2026, by and among Caesars Entertainment, Inc., Fertitta Gaming Holdco, LLC, Empire Merger Sub, Inc., Landry’s Fertitta, LLC, solely for the purposes of Section 9.14 therein and Hospitality Headquarters, Inc., solely for the purposes of Section 9.14(j) therein.

99.1	Press Release, dated May 28, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2026	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Thomas R. Reeg
Name: Thomas R. Reeg Title: Chief Executive Officer